Agreement No.: PS25-054 Amendment Agreement Template v20190325 AMENDMENT AGREEMENT NO. 2 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. This Amendment Agreement No.2 to the “Framework service agreement for General Aftermarket Services” (“Amendment”) is between Volvo Car Corporation, Reg. No. 556074-3089, a corporation organized and existing under the laws of Sweden (“Service Provider”), and Polestar Performance AB, Reg. No. 556653-3096, a corporation organized and existing under the laws of Sweden (“Purchaser”). Each of Service Provider and Purchaser is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a Framework service agreement for General Aftermarket Services (agreement No. PS20-066) on 23 December 2022 and its Amendment Agreement No. 1 (agreement No. PS23-103) on 27 December 2023 (combined, and in the form of the amended version, the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with that Party’s signature). 2. AMENDMENTS 2.1 Section 14.1 in Appendix 1 of the Agreement shall be amended and restated in its entirety as follows: “This Service Agreement shall become effective on 1 January 2021 and shall, unless terminated in accordance with this Section 14 below, remain in force until 31 December 2027.”

Agreement No.: PS25-054 Amendment Agreement Template v20190325 3. GENERAL PROVISIONS 3.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. 3.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. 3.3 Sections 16 and 17 in Appendix 1 of the Agreement shall apply to this Amendment as well. ______________________________ [SIGNATURE PAGE FOLLOWS]

Agreement No.: PS25-054 Amendment Agreement Template v20190325 This Amendment has been signed electronically by both Parties. VOLVO CAR CORPORATION POLESTAR PERFORMANCE AB NOVEMBER 14, 2025 NOVEMBER 19, 2025 By: /s/ Helen Hu By: /s/ Anna Rudensjö Title: General Counsel Title: General Counsel NOVEMBER 17, 2025 NOVEMBER 19, 2025 By: /s/ Fredrik Hansson By: /s/ Jonas Engström Title: CFO Title: COO